UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2013

Mandalay Digital Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-10039	22-2267658
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification No.)

4751 Wilshire Boulevard, Third Floor Los Angeles, CA	90010
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (805) 690-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

As previously reported, on April 12, 2013, Mandalay Digital Group, Inc. (the “Company”), through its indirect wholly owned subsidiary Digital Turbine Australia Pty Ltd (“DT Australia”), acquired all of the issued and outstanding stock of Mirror Image International Holdings Pty Ltd ("MIAH"). MIAH owns direct or indirect subsidiaries Mirror Image Access (Australia) Pty Ltd (MIA), MIA Technology Australia Pty Ltd (MIATA) and MIA Technology IP Pty Ltd (together the MIAH, the “MIA Group”). This Current Report on Form 8-K/A (the “Form 8-K/A”) amends the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 12, 2013 to include the exhibits under Item 9.01(d) of this Form 8-K/A.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description

10.1	Share Sale Agreement, dated April 12, 2013, among Digital Turbine Australia Pty Ltd, Digital Turbine, Inc., the Company, and certain other parties set forth therein.

10.2	Convertible Note Deed, dated April 12, 2013, among Digital Turbine Australia Pty Ltd., the Company and Zingo (Aust) Pty Ltd.

10.3	Intercreditor Deed, dated April 12, 2013, among Zingo (Aust) Pty. Ltd., Digital Turbine Australia Pty. Ltd., the Company and the Senior Creditors set forth therein.

10.4	Security Deed, dated April 12, 2013, among Digital Turbine Australia Pty. Ltd., and Zingo (Aust) Pty. Ltd.

10.5	Registration Rights & Lock Up Agreement, dated April 12, 2013 between the Company and various shareholders set forth therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mandalay Digital Group, Inc.

Dated: April 17, 2013	By:	/s/ Peter Adderton
Peter Adderton Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Share Sale Agreement, dated April 12, 2013, among Digital Turbine Australia Pty Ltd, Digital Turbine, Inc., the Company, and certain other parties set forth therein.
10.2	Convertible Note Deed, dated April 12, 2013, among Digital Turbine Australia Pty Ltd., the Company and Zingo (Aust) Pty Ltd.
10.3	Intercreditor Deed, dated April 12, 2013, among Zingo (Aust) Pty. Ltd., Digital Turbine Australia Pty. Ltd., the Company and the Senior Creditors set forth therein.
10.4	Security Deed, dated April 12, 2013, among Digital Turbine Australia Pty. Ltd., and Zingo (Aust) Pty. Ltd.
10.5	Registration Rights & Lock Up Agreement, dated April 12, 2013 between the Company and various shareholders set forth therein.